UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

BRAVO MULTINATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-53765 (Commission File Number)	26-1266967 (IRS Employer Identification No.)
590 York Road, Unit 3 Niagara On The Lake, Ontario, CANADA (principal executive offices)	L0S 1J0 (Zip Code)

(716) 803-0621
(registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On May 4, 2016, Bravo Multinational Incorporated, a Delaware corporation (the “registrant”), and Centro De Entretenimiento Y Diversion Mombacho S.A., a Nicaraguan corporation (the “Seller”) executed that certain Gaming Equipment Purchase Agreement (the “Agreement”), whereby the registrant agreed to purchase from the Seller certain gaming equipment described as slot machines, video and video poker machines, more fully described in the Agreement.  The Agreement closed on May 6, 2016.

The Agreement included the following terms:

1.

Terms of the Sale and Purchase.

(a)

500 nationalized (duties paid) gaming machines will be purchased at a purchase price of $4,500.00 per machine.  The machines shall be purchased in batches of no less than 100 machines per transaction.  The 500 machine purchase will be completed on or before December 31, 2017.

(b)

The machines in each batch transaction will be paid for with 50% of the total batch purchase price of the transaction paid in shares of the common stock of registrant, restricted in the transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the balance of the purchase price shall be financed by the Seller at a rate of 3.5% interest per annum, and re-paid in monthly instalments starting on the 30th day after the original closing day and continue on that same date of each month from that point on.  Each instalment payment shall be equal to $2,250.00 times the total number of machines that registrant has re-sold during the preceding 30 day period to a third party buyer, plus accrued interest for the same 30 day period.

(c)

The initial purchase shall be for 150 machines and will be paid with 12,500,000 shares of common stock of registrant and the seller will hold financing for the balance of $337,500.00 at 3.5% per annum interest.

(d)

For all subsequent batch transaction purchases, the amount of shares of the common stock of registrant shall be based on a share price calculation divided into 50% of the total transaction batch purchase price.  This share “price calculation” shall be derived by, calculating the average closing share price of the previous 30 trading days up to two days prior to a transaction closing date minus a 20% discount. If the “price calculation” is greater than the final trading day closing price minus 20%, than the lessor of the prices of shall be used for the “price calculation”.

2.

Services by the Seller.  The Seller agrees to provide management services, machine location placement services and government gaming licensing for all of the Gaming Equipment purchased through this Agreement.  The existing license of the Seller with respect to the Gaming Equipment has an expiry date of March 20, 2033.

3.

Sales Leads.  As part of this Agreement, the Seller agrees to provide registrant with sales leads for the purpose of re-selling the Gaming Equipment to third party purchasers.

The Seller is controlled by Julios Kosta, an affiliate of the registrant.

A copy of the Agreement is attached to this Current Report as an exhibit.  The registrant issued a press release with respect to the Agreement on May 17, 2016, a copy of which is attached as an exhibit to this Current Report.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell registrant transactions.  Not applicable.

(d)

Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Gaming Equipment Purchase Agreement dated May 4, 2016, between Bravo Multinational Incorporated and Centro De Entretenimiento Y Diversion Mombacho S.A., a Nicaraguan corporation.
99.1*

Press Release issued on May 17, 2016, with respect to the execution of the Gaming Equipment Purchase Agreement dated May 6, 2016, between Bravo Multinational Incorporated and Centro De Entretenimiento Y Diversion Mombacho S.A., a Nicaraguan corporation.

____________

*

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2016.	BRAVO MULTINATIONAL INCORPORATED

By /s/ Paul Parliament
Paul Parliament, chief executive officer

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